                              INDUCEMENT AGREEMENT

                                 August 12, 1999


                                TABLE OF CONTENTS

                                                                                 PAGE

Section 1.  DEFINED TERMS AND CONSTRUCTION........................................-5-

Section 2.  INDUCERS' OBLIGATIONS................................................-10-

Section 3.  COMPANY'S COMMITMENT AND UNDERTAKINGS................................-10-

Section 4.  CONDITIONS PRECEDENT.................................................-13-

Section 5.  MDECD AND AUTHORITY UNDERTAKINGS RE: IMPACT BONDS
          .......................................................................-14-

Section 6.  IMPACT BONDS.........................................................-14-

Section 7.  PUBLIC INFRASTRUCTURE................................................-16-

Section 8.  [Intentionally left blank.]..........................................-31-

Section 9.  [Intentionally left blank.]..........................................-31-

Section 10.  [Intentionally left blank.].........................................-31-

Section 11.  TAXES...............................................................-31-

Section 12.  OTHER TAX BENEFITS..................................................-31-

Section 13.  PUBLIC OWNERS UNDERTAKINGS RE: COMPONENTS...........................-32-

Section 14.  COMPONENTS OPERATIONS AND MAINTENANCE...............................-34-

Section 15.  OWNERSHIP, CONVEYANCE, REGULATORY APPROVALS, LIENS AND
         USE.....................................................................-35-

Section 16.  MISCELLANEOUS.......................................................-42-

Section 17.  REMEDIES FOR FAILURE TO PERFORM.....................................-42-

Section 18.  WAIVERS.............................................................-49-

Section 19.  [Intentionally left blank.].........................................-49-

Section 20.  [Intentionally left blank.].........................................-49-

Section 21.  [Intentionally left blank.].........................................-49-

Section 22.  TIME IS OF THE ESSENCE..............................................-49-

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                                       -i-





Section 23.  AMENDMENTS..........................................................-50-

Section 24.  APPLICABLE LAW......................................................-50-

Section 26.  FORUM SELECTION.....................................................-50-

Section 27.  COUNTERPARTS........................................................-50-

Section 28.  HEADINGS............................................................-50-

Section 29.  GENDER; NUMBER; DEFINED TERMS.......................................-50-

Section 30.  ENTIRE AGREEMENT....................................................-51-

Section 31.  STATUTORY REFERENCES................................................-51-

Section 32.  SEVERABILITY........................................................-51-

Section 33.  ASSIGNABILITY.......................................................-51-

Section 34.  AUTHORITY...........................................................-52-

Section 35.  NO PERSONAL LIABILITY...............................................-52-

Section 36.  FORCE MAJEURE.......................................................-53-

Section 37.  GENERAL INDEMNITY...................................................-53-

Section 38.  BINDING EFFECT; TRANSFER............................................-54-

Section 39.  PARTY IN INTEREST/OWNER OF FACILITY.................................-55-


EXHIBITS

Exhibit A -    Form of Use Agreements
Exhibit B -    Schedule of Easements and Permits for Facility
               Component Sites
Exhibit C -    Description of Facility Site

                              INDUCEMENT AGREEMENT

                                    PREAMBLE

         This Inducement Agreement ("AGREEMENT"), dated as of August 12, 1999, is made and entered into effective as of the Effective Date, by and among the following (collectively the "PARTIES"): the Mississippi Department of Economic and Community Development ("MDECD"), acting for and on behalf of the State of Mississippi ("STATE"); the Mississippi Major Economic Impact Authority ("AUTHORITY"), a division of the MDECD also acting for and on behalf of the State; Panola County, Mississippi ("COUNTY"), acting by and through its Board of Supervisors; the City of Batesville, Mississippi ("CITY"), acting by and through its Mayor and Board of Aldermen; the Industrial Development Authority of the Second Judicial District of Panola County, Mississippi, acting for and on behalf of the County ("IDA"); and LSP Energy Limited Partnership, a Delaware limited partnership ("COMPANY").

                                  INTRODUCTION

         WHEREAS, the Company has expressed an interest in developing and owning a project which is generally comprised of a natural gas-fired combustion turbine combined cycle electric power facility (collectively with any Former Facility Components referenced in Sections 3(5) and 7(7), the "FACILITY") to be located generally in the Batesville Industrial Park ("PARK") in the City, County, and State, as well as certain on-site and off-site public infrastructure as set forth in Section 7(1) ("PUBLIC INFRASTRUCTURE"), to be located in the City, County, and State, as well as outside the County (collectively with the Facility, the "PROJECT"); and

         WHEREAS, the MDECD, the Authority, the IDA, the City, and the County (collectively the "INDUCERS"), in consideration of the Company's commitment to pursue the Project and to locate, construct, and operate and maintain the Facility in the City, County, and State, have themselves made certain commitments and have agreed to certain undertakings, as expressed hereinbelow, in order to provide available incentives, exemptions and other inducements to the Company and the Project (collectively the "INDUCEMENTS") necessary in order to make the Project economically viable; and

         WHEREAS, the Company, in consideration of the Inducements made by the Inducers, specifically including, but not limited to, the Authority's commitment to fund the construction and/or acquisition of such Public Infrastructure, has committed to pursue the Project and to locate, construct, and operate and maintain the Facility in the City, County, and State; and

         WHEREAS, the Parties hereto wish to set forth both (a) the individual agreements made and obligations undertaken by each of them in connection with the Project and their commitment to enter into other separate binding agreements concerning the acquisition, by construction or otherwise, equipping, and usage of the Project, and (b) the collective responsibilities and actions to be taken in concert by the Inducers in support of the development of the Project; and

         WHEREAS, the Project will be constructed and maintained in the City, County, and State and will require an initial capital investment by the Company of not less than Two Hundred Fifty Million Dollars ($250,000,000); the Project will manufacture, produce, and transmit electrical power using natural gas as its primary raw material; the Facility will be located on land in the Park owned by the Company ("FACILITY SITE"), and possibly on other land located both inside and outside the Park and both inside the County and at Enid Lake in neighboring Yalobusha County, Mississippi ("ENID LAKE"), and the Public Infrastructure will generally be located on other land located both inside and outside the Park and both inside the County and at Enid Lake, as well as possibly on the Facility Site (collectively "COMPONENT SITES"); and the Project will thus meet all of the requirements of Section 57-75-5(f)(viii) of the Mississippi Major Economic Impact Act, Section 57-75-1 ET SEQ. ("IMPACT ACT"); and

         WHEREAS, pursuant to the provisions of the Impact Act, the Authority and the State, acting by and through the State Bond Commission ("BOND COMMISSION"), will issue certain taxable general obligation bonds ("IMPACT BONDS") in a principal amount that is necessary to provide not more than Twenty-Six Million Dollars ($26,000,000) ("IMPACT PROCEEDS"), for the purposes of, INTER ALIA, defraying all or any portion of the costs (as described in Section 7 hereof) incurred with respect to the acquisition, planning, design, construction, installation, rehabilitation, improvement, and relocation of the Public Infrastructure, all as provided in Section 57-75-15(4) of the Impact Act and as hereinafter set forth; and

         WHEREAS, while the Impact Proceeds so used with respect to the various components of the Public Infrastructure listed in Section 7(1) to be financed with Impact Proceeds will constitute a grant by the State and the Authority to the County under the

Impact Act and subject to certain conditions imposed herein by the Authority, title to certain components will be transferred by the County to, and certain of such components will be individually owned and operated by, the City, as listed in Section 7(1)(b) ("CITY COMPONENTS"), the South Panola Consolidated School District, as listed in Section 7(1)(e) ("DISTRICT" and "DISTRICT COMPONENTS"), and the IDA, as listed in Section 7(1)(a) ("IDA COMPONENTS"), while title to certain Components will be retained by, and certain Components will be individually owned and operated by the County, as listed in Section 7(1)(c)("COUNTY COMPONENTS" and, collectively with the City Components, the District Components and the IDA Components, the "PUBLIC COMPONENTS"), or by an entity created by the County, City, District, or IDA for such purpose (collectively the "PUBLIC OWNERS"); and

         WHEREAS, the components of the Public Infrastructure listed in Section 7(1)(d) ("FACILITY COMPONENTS" and, collectively with the Public Components, the "COMPONENTS") will be initially owned and constructed by the County and then transferred by the County to and owned by the IDA and are located on land in or for which the applicable Public Owner will have the necessary Easements and/or Permits (collectively "FACILITY COMPONENT SITES"); and

         WHEREAS, the Company will, among other things, be granted by the County and the IDA the right to use the Facility Capacity of the Facility Components, which will be operated and maintained on the behalf of the County and/or the IDA in the manner contemplated under (i) the Infrastructure Use Agreement (Water Supply System and Wastewater Disposal System)("WATER USE AGREEMENT") to be executed as of the date hereof in form and substance attached hereto as Exhibit A-1 and (ii) the Infrastructure Use Agreement (Lateral Pipeline) ("GAS USE AGREEMENT") to be executed as of the date hereof in form and substance attached hereto as Exhibit A-2 (collectively, "USE AGREEMENTS"); and

         WHEREAS, since the Facility is costing in excess of One Hundred Million Dollars ($100,000,000), the Company is eligible either (i) for a new enterprise exemption under Section 27-31-101 for the Facility (including work-in-process but excluding any inventories of finished goods related to the Facility) ("FACILITY EXEMPTION") from the ad valorem real and personal property taxes otherwise leviable and assessable on the Facility by the City and/or the County ("TAXES"), excluding Taxes for District purposes ("SCHOOL TAXES"), or (ii) for a negotiated fee-in-lieu of Taxes of not less than one-third (1/3rd) of the Taxes otherwise leviable and assessable on the Company and the Facility by the City and/or the County, including School Taxes, under Section 27-31-104 ("FEE-IN-LIEU"); and

         WHEREAS, the City and County, with the participation and approval of the MDECD, have negotiated with the Company and have entered into an Ad Valorem Tax Contract, dated August 24, 1998 ("TAX CONTRACT") pursuant to which the City and County have granted a Fee-in-Lieu to the Company and the Project for a ten
(10) year period in the amount of one-third (1/3rd) of the then current total Taxes in effect from time to time during the Term, subject to a certain minimum amount ("FEE-IN-LIEU AMOUNT") and have agreed to grant to the Company a protective Facility Exemption ("PROTECTIVE EXEMPTION"); and

         WHEREAS, each of the Inducers recognizes that the Company can locate the Project in other locations outside the City, County, and State; desires to encourage the Company to locate the Project in the City and County for the benefit of the citizens of the State and the constituents of each of the Inducers; and enters into this Agreement in consideration of the Company locating, and as Inducements to the Company to locate, the Project in the City, County, and State and in consideration of the economic benefits to be realized by the Inducers, including, but not limited to, the economic impact, the increased tax revenues, the Public Infrastructure, and other benefits to be received by the Inducers and the general public; and

         WHEREAS, each of the Inducers recognizes that the Company would not locate the Project in the City, County, and State without the Inducements provided herein by each of them for the entire period for which such Inducements are available (pursuant to existing law, as presently interpreted and construed); and

         WHEREAS, the Authority desires to take advantage of certain opportunities provided by this Project in order to encourage additional, future, long-term economic development in the County;

                                   AGREEMENTS

         NOW, THEREFORE, IN CONSIDERATION OF BOTH THE FOREGOING AND OTHER GOOD AND VALUABLE CONSIDERATION HEREINAFTER DESCRIBED, EACH TO THE OTHER GIVEN, THE RECEIPT AND SUFFICIENCY OF ALL OF WHICH ARE BOTH HEREBY EXPRESSLY ACKNOWLEDGED, THE PARTIES HERETO, INTENDING LEGALLY TO BE BOUND, DO HEREBY MUTUALLY AGREE AS
FOLLOWS:

                                   DEFINITIONS

Section 1.  DEFINED TERMS AND CONSTRUCTION.

         (1) DEFINED TERMS. The following terms are defined for the purposes of this Agreement, in the following sections of the Agreement:

         "ACCOUNTANTS" means a firm of certified public accountants.

         "ADDITIONAL USER" has the meaning given in Section 7(2).

         "AGREEMENT" has the meaning given in the Preamble.

         "ASSERTION" has the meaning given in Section
17(4)(b)(ii)(A).

         "AUTHORITY" has the meaning given in the Preamble.

         "BOND COMMISSION" has the meaning given in the Introduction.

         "CITY" has the meaning given in the Preamble.

         "CITY COMPONENTS" has the meaning given in the Introduction.

         "COMMUNICATION/CONTROL SYSTEM" has the meaning given in
Section 7(1)(d)(iv).

         "COMPANY" has the meaning given in the Preamble.

         "COMPANY CONTRACTOR" has the meaning given in Section 7(3).

         "COMPONENT SITES" has the meaning given in the Introduction.

         "COMPONENTS" has the meaning given in the Introduction.

         "CONDITIONS PRECEDENT" has the meaning given in Section 4.

         "CONSTRUCTION ADMINISTRATOR" has the meaning given in
Section 7(3).

         "CONSTRUCTION EASEMENTS" has the meaning given in Section
15(2)(a)(ii).

         "CONSTRUCTION MANAGER" has the meaning given in Section
7(3).

         "CORPS" has the meaning given in Section 3(6)(b)(ii).

         "COUNTY" has the meaning given in the Preamble.

         "COUNTY COMPONENTS" has the meaning given in the Introduction.

         "DISTRICT" has the meaning given in the Introduction.

         "DISTRICT COMPONENTS" has the meaning given in the Introduction.

         "EASEMENTS" has the meaning given in Section 15(2)(a)(i).

         "EFFECTIVE DATE" means the last date of execution hereof determined by reference to the dates set forth opposite the respective names of the Parties on the signature pages attached hereto.

         "ENID LAKE" has the meaning given in the Introduction.

         "EXCESS CAPACITY" has the meaning given in Section 7(2).

         "FACILITY" has the meaning given in the Introduction.

         "FACILITY CAPACITY" has the meaning given in Section 7(2).

         "FACILITY COMPONENTS" has the meaning given in the Introduction.

         "FACILITY COMPONENT SITES" has the meaning given in the Introduction.

         "FACILITY EXEMPTIONS" has the meaning given in the Introduction.

         "FACILITY SITE" has the meaning given in the Introduction.

         "FEE-IN-LIEU" has the meaning given in the Introduction.

         "FEE-IN-LIEU AMOUNT" has the meaning given in the Introduction.

         "FORCE MAJEURE" has the meaning given in Section 36.

         "FORMER FACILITY COMPONENT" has the meaning given in Section
7(7)(c).

         "GAS USE AGREEMENT" has the meaning given in the Introduction.

         "IDA" has the meaning given in the Preamble.

         "IDA COMPONENTS" has the meaning given in the Introduction.

         "IMPACT ACT" has the meaning given in the Introduction.

         "IMPACT BONDS" has the meaning given in the Introduction.

         "IMPACT PROCEEDS" has the meaning given in the Introduction.

         "INDUCEMENTS" has the meaning given in the Introduction.

         "INDUCERS" has the meaning given in the Introduction.

         "LATERAL PIPELINE" has the meaning given in Section
7(1)(d)(iii).

         "LENDERS" means any and all of the Company's lenders in connection with the financing arrangements the Company has entered into in connection with the Project.

         "LIENS" has the meaning given in Section 15(1)(b).

         "MDECD" has the meaning given in the Preamble.

         "MINIMUM INVESTMENT" has the meaning given in Section
6(1)(e).

         "PARK" has the meaning given in the Introduction.

         "PARTIES" has the meaning given in the Preamble.

         "PERMITS" has the meaning given in Section 15(2)(a).

         "PROJECT" has the meaning given in the Introduction.

         "PROTECTIVE EXEMPTION" has the meaning given in the Introduction.

         "PUBLIC COMPONENTS" has the meaning given in the Introduction.

         "PUBLIC EASEMENTS" has the meaning given in Section
15(2)(a)(iii).

         "PUBLIC INFRASTRUCTURE" has the meaning given in the Introduction.

         "PUBLIC OWNERS" has the meaning given in the Introduction.

         "REGULATED CLASSIFICATION" means the classification or regulation of any of the Facility Components, the Facility or the Company as a "public utility," "public service corporation," "public carrier," "utility holding company" or any similar designation or the failure of the Company to be classified as an "EWG" or the failure of the Facility to be classified as an "Eligible Facility" for ad valorem tax purposes, for regulatory purposes (State or Federal), or for any other purpose which would have a material detrimental impact on the business, operations or costs of the Company.

         "REGULATORY APPROVALS" has the meaning given in Section
15(3).

         "REPORT" has the meaning given in Section 17(4)(b)(ii)(B).

         "SCHOOL TAXES" has the meaning given in the Introduction.

         "STANDARDS" has the meaning given in Section
17(4)(b)(ii)(C).

         "STATE" has the meaning given in the Preamble.

         "TAX COMMISSION" has the meaning given in Section 12(1).

         "TAX CONTRACT" has the meaning given in the Introduction.

         "TAXES" has the meaning given in the Introduction.

         "UNITED STATES" has the meaning given in Section 3(6).

         "UNITED STATES LAND" has the meaning given in Section 3(6).

         "USAGE EASEMENTS" has the meaning given in Section
15(2)(a)(iii).

         "USE AGREEMENTS" has the meaning given in the Introduction.

         "WASTEWATER DISPOSAL SYSTEM" has the meaning given in Section 7(1)(d)(ii).

         "WATER SUPPLY SYSTEM" has the meaning given in Section
7(1)(d)(i).

         "WATER USE AGREEMENT" has the meaning given in the Introduction.

         (2)      RULES OF CONSTRUCTION.

                           (a) "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words and phrases refer to this Agreement and not solely to the particular portion thereof in which any such word is used.

                           (b) The definitions set forth in Section 1(1) include both the singular and plural.

                           (c) Whenever the content of this Agreement requires, the number of all words and pronouns used herein shall include both the singular and plural, and the gender of all words and pronouns used herein shall include the masculine, feminine and neuter.

                           (d) The captions and heading in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions, articles or sections of this Agreement.

                           (e)      All references in this Agreement to
                                    particular articles or sections shall be references to articles or sections of this Agreement unless some other reference is indicated or otherwise established.

Section 2. INDUCERS' OBLIGATIONS. Each of the Inducers hereby agrees that, in consideration of the Company agreeing to locate, construct, and operate and maintain the Project in the City, County, and State, in accordance with Section 3 hereof and the other applicable terms and provisions of this Agreement, the Inducers will provide the respective Inducements to be provided by the Inducers as set forth herein and will exercise their best efforts to maintain the Inducements provided for herein with respect to each respective Inducer (in the manner and amounts authorized by existing law, as presently interpreted and construed) for the entire period referenced herein, recognizing that the Company has relied upon such Inducements and the maintenance thereof for such periods in connection with its decision to locate the Project in the City, County, and State.

Section 3. COMPANY'S COMMITMENT AND UNDERTAKINGS. Company agrees that, subject to the conditions precedent set forth in Section 4:

         (1) The Company will locate the Project in the City, County, and State. Except during maintenance periods scheduled in accordance with good utility practices, nondispatch periods scheduled in accordance with the terms of power sales agreements entered into between the Company and the purchasers of its electricity, and periods when the Facility is not operational due to events beyond the reasonable control of the Company, including, but not limited to, those outage periods caused by Force Majeure events described in Section 36, the Company will cause the Facility to be capable of generating electric power for the entire period of time which is coextensive with the term of the Impact Bonds under Section 5(4).

         (2) The Company will operate and maintain, or cause to be operated and maintained, the Facility Components in accordance with the provisions of this Agreement and the Use Agreements.

         (3) [Intentionally left blank.]

         (4) Impact Proceeds in an amount of $17,006,179 have been budgeted, allocated and are committed to the construction of the Facility Components. In the event

                           (a) the actual cost in the aggregate to complete the construction of the Facility Components is less than such budgeted and allocated amount, then any remaining Impact Proceeds in excess of such actual cost may be re-allocated to the construction of the Public Components; or,

                           (b) the actual cost in the aggregate to complete the construction of the Facility Components exceeds such budgeted and allocated amount, then the Company agrees and commits, at its option, either:

                                            (i)  to reimburse to the State any
                                                 Impact Proceeds, and to the
                                                 County, City or IDA, as
                                                 appropriate, any other funds,
                                                 expended with respect
                                                 to such partially-completed
                                                 Facility Component (or with
                                                 respect to any other completed
                                                 Facility Component financed
                                                 entirely with Impact Proceeds
                                                 in order to make additional
                                                 Impact Proceeds available for
                                                 the completion or further
                                                 partial-completion of such
                                                 partially-completed Facility
                                                 Component). Upon such
                                                 reimbursement by the Company,
                                                 the applicable Inducers shall
                                                 convey to the Company all of
                                                 such Inducers' right, title,
                                                 and interest in any such
                                                 completed or
                                                 partially-completed Facility
                                                 Component, including the
                                                 Facility Component Sites and
                                                 any and all transferable Public
                                                 Easements related thereto;
                                                 provided, however, that this
                                                 Section 3(4)(b)(i) shall not
                                                 apply to the Water Supply
                                                 System and the Lateral
                                                 Pipeline; or

                                            (ii) to fund the costs necessary
                                                 to complete construction of
                                                 such partially-completed
                                                 Facility Components and to
                                                 convey to the County, for
                                                 reconveyance by the County to
                                                 the IDA, all of the Company's
                                                 right, title, and interest in
                                                 any such partially- completed
                                                 Facility Components for which
                                                 the Company furnishes any part
                                                 of the funds necessary for such
                                                 completion of construction.

         (5) [Intentionally Left Blank.]

         (6) Certain portions of the Water Supply System are to be constructed at Enid Lake in Yalobusha County on land ("UNITED STATES LAND") owned by the United States of America ("UNITED STATES"). Yalobusha County and the Coffeeville School District in which, and the United States, as the owner of the United States Land on which a certain portion of the Water Supply System will be located are a "public agency" under Section 57-75-5(h) of the Impact Act and, under Sections 57-75-9 and 57-75-19 of the Impact Act, are an "affected public agency" whose concurrence is necessary for the expenditure of Impact Proceeds in Yalobusha County and on the United States Land, respectively. The MDECD, Authority, County, and IDA hereby acknowledge:

                           (a) the written approval and concurrence of the Board of Supervisors of Yalobusha County and the Coffeeville School District to the portions of the Water Supply System to be located in Yalobusha County and in the Coffeeville School District and paid for out of Impact Proceeds and to the undertakings of the Authority, MDECD, Company, County, and IDA with respect thereto as expressed herein, as required by Section 57-75-19 of the Impact Act, as evidenced by that certain Resolution of the Board of Supervisors of Yalobusha County dated January 15, 1999, and that certain Resolution of the Board of Trustees of the Coffeeville School District dated January 12, 1999, copies of both of which resolutions have previously been provided to the MDECD and the Authority and are hereby acknowledged by the MDECD and the Authority as having been received; and

                           (b) the written concurrence and approval of the United States Corps of Engineers ("CORPS"), on behalf of the United States, to the portions of the Water Supply System to be located on the United States Land and paid for out of Impact Proceeds, as required by
                                    Section 57-75-9 of the Impact Act, as
                                    evidenced by that certain Easement for
                                    Pipeline Right-of-Way dated June 8, 1998 between the United States and the Company, as amended, and that certain Easement for Road dated June 8, 1998 between the United States and the Company, as amended, copies of both of which easements have previously been provided to the MDECD, the Authority, and the County and are hereby acknowledged by the MDECD, the Authority, and the County as having been received.

Section 4. CONDITIONS PRECEDENT. The Inducers recognize that the Company's decision to proceed with the acquisition and construction of the Facility has been predicated on the understanding that the Inducers will satisfy their obligations under this Agreement. In that regard, the Inducers agree that the obligations of the Company to proceed with the acquisition and construction of the Facility shall, unless otherwise waived by the Company, be subject to and dependent upon the satisfaction of the following conditions precedent ("CONDITIONS PRECEDENT") to the reasonable satisfaction of the Company:

         (1) The Attorney General of the State providing a favorable opinion regarding the legality of the use of the Impact Proceeds for the construction and/or acquisition and use of the Public Infrastructure in accordance with the terms and provisions of this Agreement and the Use Agreements; and

         (2) Each of the Use Agreements having been executed concurrently herewith.

Section 5.  MDECD AND AUTHORITY UNDERTAKINGS RE: IMPACT BONDS.
In consideration of the undertakings of the Company expressed above, MDECD and the Authority agree, individually and collectively as indicated, as follows:

         (1) [Intentionally Left Blank].

         (2) For purposes of the Impact Act, September 18, 1996 shall be deemed to be the date of notification by the Company to the Authority of the selection of the State as the preferred site for the Project, and June 26, 1998 shall be deemed to be the date of notification by the Company to the Authority that the State has been finally selected as the site for the Project.

         (3) The Authority and the MDECD will request the Bond Commission to issue the Impact Bonds under the Impact Act and will request that the Bond Commission issue the Impact Bonds for the Public Infrastructure under the Impact Act in the amount of the Impact Proceeds and for a term not to exceed twenty
(20) years, in accordance with Section 6. The Impact Proceeds shall be utilized solely to finance the costs associated with the Public Infrastructure. MDECD and the Authority further agree to work with the Bond Commission to take all such steps preliminary to the issuance of the Impact Bonds pursuant to the Impact Act which can appropriately be completed prior to, and which will shorten the time for, issuance of the Impact Bonds. Such preliminary steps shall not, however, require significant expenditures by the State or commit the State to issue Impact Bonds.

Section 6.  IMPACT BONDS.

         (1) GENERAL. The Impact Proceeds will be deposited into the Mississippi Major Economic Impact Act Fund for costs associated with the Public Infrastructure. The Impact Proceeds shall be utilized to finance the costs associated with the Components described in Section 7(1), including costs associated with engineering and design pursuant to Section 7(2) which are incurred by the Company, provided such engineering and design costs are specifically related to the Public Infrastructure, as well as the issuance costs for the Impact Bonds, the reasonable legal fees of the IDA, County, City, and Authority incurred in connection with the Public Infrastructure, and any additional reasonable administrative costs of the IDA, County, City, and State related to the procurement of the Public Infrastructure. Each Inducer acknowledges that Company representatives have described the operations that are expected to be performed at the Facility and the improvements and machinery that will be required to be acquired and constructed in order to complete the Project. Solely in reliance upon the opinion of the Attorney General of the State being obtained pursuant to
Section 4(1), each Inducer agrees that the items of Public Infrastructure hereinafter specified to be financed with Impact Proceeds constitute lawful applications of such Impact Proceeds, that such items of Public Infrastructure will serve a bona fide, legitimate public purpose, and specifically that:

                           (a) all costs paid or incurred by the Company, or which the Company becomes contractually obligated to pay, and not reimbursed or reimbursable to the Company out of Impact Proceeds, from and after September 18, 1996 with respect to the Project shall be deemed to constitute a portion of the minimum "initial capital investment" for the Project as required by Section 57-75-5(f)(viii) of the Impact Act ("MINIMUM INVESTMENT"), and all such costs have been made in reliance upon and in response to the Inducements herein described;

                           (b) For the purposes of meeting the Minimum Investment, the Minimum Investment shall include both all amounts reflected, or capable of being reflected, as capitalized costs relating to the Project in the Company's financial accounting records in accordance with generally accepted accounting principles and any and all costs paid or incurred by the Company, or which the Company is contractually obligated to pay, and not reimbursed or reimbursable to the Company out of Impact Proceeds, in connection with the construction or completion of construction of Components whose ownership is conveyed to the applicable Public Owner pursuant to Section 3(4)(b) and/or 7(7), as well as any and all costs paid or incurred by the Company, or which the Company is contractually obligated to pay, with respect to the physical construction or provision of any equipment (including, but not limited to, transmission lines and substations) in connection with any electrical interconnections with or upgrades to the TVA or Entergy transmission systems required as a result of the Project, whether the Company's costs associated with such Components and/or electrical interconnections or upgrades are recordable on the Company's financial accounting records or not, will be included in the computation of the Minimum Investment being made with respect to the Project.

         (2) AVAILABILITY OF IMPACT PROCEEDS. The Company, County, City, and IDA expressly acknowledge that the Impact Proceeds shall be available for expenditure on and with respect to all of the various Components of the Public Infrastructure only for the limited period of three (3) years subsequent to the date of issuance by the State of the Impact Bonds and that after such three (3) year period, any amount unexpended shall be no longer available for the Project or any component or system related to the Project but shall be used by the State for any lawful purpose in its sole discretion.

Section 7.  PUBLIC INFRASTRUCTURE.

         (1) COMPONENTS. The Impact Proceeds shall be used for, and only for, the construction and/or acquisition of the Components of the Public Infrastructure, including the purchase from the Company (in an amount equal to the amount paid by the Company for such Easements and/or Permits) of the Public Easements (excluding the Facility Site), for use as Facility Component Sites. The Facility Components will be acquired by and/or constructed by or on behalf of the County out of the Impact Proceeds for conveyance, upon the completion of the Facility Components, by the County to the IDA. Consequently, the County will, in accordance with the other applicable terms and provisions of this Agreement, construct the Facility Components, or cause the Facility Components to be constructed, in connection with the construction by the Company of the Facility. Upon completion of construction and acceptance of the Facility Components by the County, the County will then transfer the ownership of the Facility Components to the IDA. All designs for the Components must be approved by the County prior to the request for bids with respect thereto. The Components referenced in this Section 7(1) and the costs associated thereto will, prior to the issuance of the Impact Bonds, be described in a proposed budget prepared by the Company and Public Owners for submission to the Authority for review, which proposed budget will continue to be subject to change as the Project progresses. However, set forth below is a non-exclusive list of Components to which the Parties agree at the present time and which the Parties also agree qualify for financing under the Impact Act, listed in no particular order of anticipated priority in the use of Impact Proceeds, although all or only some of such listed Components may be financed, in whole or in part, using Impact Proceeds:

                           (a)      IDA COMPONENTS:

                                   (i) ACCESS ROAD: An approximately 2750 foot Facility Site access road, including a concrete box culvert, from State Highway 35 at Station Number 64+89 through the Park to the east property line of the Facility Site, which shall meet or exceed the standards for state aid road construction.

                                    (ii)      DRAINAGE: Site excavation and
                                              cleaning and relocation of a major
                                              drainage ditch which will route
                                              the stormwater runoff from the
                                              Facility Site to existing State
                                              Highway 35.

                                    (iii)     INDUSTRIAL ROAD: Nosef Drive, to
                                              be located within the Park, which
                                              shall meet or exceed the standards
                                              for state aid road construction.

                                    (iv)      CUL-DE-SAC ROAD: A cul-de-sac road
                                              to be located within the Park,
                                              which shall meet or exceed the
                                              standards for state aid road
                                              construction.

                           (b)      CITY COMPONENTS:

                                            (i)  POTABLE WATER SUPPLY SYSTEM: An
                                                 approximately 1500 foot potable
                                                 water line for water for human
                                                 use and other purposes, at a
                                                 flow rate of approximately 20
                                                 gpm, expected to begin at the
                                                 existing water main on Brewer
                                                 Road and to run to the
                                                 connection and metering
                                                 anticipated
                                                 to be at the main
                                                 office/warehouse of the
                                                 Facility.

                                            (ii) SANITARY WASTEWATER
                                                 DISPOSAL SYSTEM: A sanitary
                                                 wastewater disposal system to
                                                 accommodate a flow rate of 20
                                                 gpm, with the point of
                                                 connection to be at the main
                                                 office/warehouse at the
                                                 Facility, with the existing
                                                 wastewater collection pipeline
                                                 to be extended from State
                                                 Highway 35 along the proposed
                                                 Park access road for
                                                 approximately 2500 feet.

                                        (iii)    FIRE PROTECTION SYSTEM:
                                                 Construction and equipping
                                                 of an off-site (at a
                                                 location mutually agreeable
                                                 to Company and City) fire
                                                 station (including
                                                 acquisition of an
                                                 industrial fire truck).

                                        (iv)     GAS TAP: A natural gas
                                                 pipeline and other
                                                 equipment (including a
                                                 meter and flow control
                                                 valve) necessary to
                                                 interconnect the City's
                                                 natural gas pipeline system
                                                 into the Lateral Pipeline.

                           (c)      COUNTY COMPONENTS:

                                            AIRPORT IMPROVEMENTS: Improvements
                                            at the Batesville Airport that will
                                            upgrade such airport to be an
                                            all-weather facility, including the
                                            addition of an instrument landing
                                            system, the rerouting of two (2)
                                            power lines underground at the end
                                            of the runway, and the addition of a
                                            new terminal building.

                           (d)      FACILITY COMPONENTS:

                                            (i)  INDUSTRIAL WATER SUPPLY
                                                 SYSTEM: An industrial water
                                                 supply system to the
                                                 Facility from Enid Lake,
                                                 including, but not limited
                                                 to, the following ("WATER
                                                 SUPPLY SYSTEM"):

                                                 (A) An intake structure and
                                                 pumping station located at
                                                 Enid Lake.

                                                 (B) A water line for
                                                 approximately 13.5 miles
                                                 from Enid Lake to the
                                                 Facility.

                                                 (C) A service road at Enid
                                                 Lake.

                                         (ii)    PROCESS WASTEWATER DISPOSAL
                                                 SYSTEM: A process wastewater
                                                 disposal system ("WASTEWATER
                                                 DISPOSAL SYSTEM") designed to
                                                 pump the Company's discharged
                                                 wastewater into a pipeline of
                                                 approximately 5800 feet in
                                                 length from the Facility to the
                                                 Little Tallahatchie River.

                                        (iii)    NATURAL GAS PIPELINE: A lateral
                                                 natural gas pipeline ("LATERAL
                                                 PIPELINE") to be constructed
                                                 between existing interstate
                                                 natural gas pipelines and the
                                                 Facility, including, but not
                                                 limited to, connections,
                                                 regulation equipment, and the
                                                 pipeline.

                                         (iv)    COMMUNICATION/CONTROL SYSTEM.
                                                 To the extent not included in
                                                 the systems and pipelines
                                                 described in Sections
                                                 7.1(d)(i), (ii) and (iii), a
                                                 communication/control system to
                                                 allow the communication of
                                                 operating data from the systems
                                                 and pipelines to the Operator
                                                 of such systems and pipelines
                                                 ("COMMUNICATION/CONTROL
                                                 SYSTEM").

                           (e)      DISTRICT COMPONENTS:

                                            (i)  VOCATIONAL FACILITY: A portion
                                                 of the costs of the land,
                                                 buildings, equipment, and
                                                 furniture and fixtures for a
                                                 new
                                                 vocational-technical facility
                                                 within the County.

                                            (ii) BOX CULVERT: A concrete box
                                                 culvert, to be constructed
                                                 in connection with the
                                                 roads servicing the
                                                 vocational facility, which
                                                 shall meet or exceed the
                                                 standards for state and
                                                 road construction.

         (2) DESIGN AND SPECIFICATIONS. Pursuant to Section 57-75-15(4) of the Impact Act, the expenditures for the Public Infrastructure which qualify for funding by Impact Bonds issued pursuant to the Impact Act include design and engineering costs, construction management and contract administration costs, site preparation costs for the Component Sites, and costs of mitigation of environmental impacts necessary for the acquisition, planning, design, construction, installation, rehabilitation (if any), improvement and relocation of Public Infrastructure. The County agrees to consult with the Company and to consider the Company's advice and expertise in the design and specification of the Facility Components before adoption and approval thereof. The Company has entered into a separate contract with a designer/engineer with respect to the Facility Components and the Facility itself in order to provide for the segregation of and separate accounting for the costs of the Facility Components from the costs of the Facility itself. The County, IDA, and Company acknowledge and agree that the maximum capacity of each such Facility Component which is necessary for the Company to operate the Facility at its maximum capacity ("FACILITY CAPACITY") and which pursuant to the Use Agreements shall be dedicated for use by the Company, and that the capacity of each such Facility Component which is in excess of the Facility Capacity ("EXCESS CAPACITY") is intended for the use of any future additional users (including the Public Owners) other than the Company ("ADDITIONAL USER") thereof, are as follows:


             Facility                     Facility        Excess         Total
             COMPONENT                    CAPACITY        CAPACITY       CAPACITY
             ---------                    --------        --------       --------
             Water Supply System            6,250           1,300          7,550
             (Section 7(1)(d)(i))         gal./min.       gal./min.      gal./min.
             Wastewater Disposal
             System                         1,500             500          2,000
             (Section                     gal./min.       gal./min.      gal./min.
             7(1)(d)(ii))



             Lateral Pipeline                216             16           232
             (Section                     mcf/day         mcf/day        mcf/day
             7(1)(d)(iii))



provided, however, that the Company acknowledges that the Inducers are not representing, warranting, or guaranteeing that the capacities of the Facility Components will be satisfactory for the Company's purposes. The County and IDA also acknowledge that a portion of the Water Supply System will be located at Enid Lake in neighboring Yalobusha County on United States Land and that the design, location, and installation of the portion of the Water Supply System to be located on the United States Land are also subject to the prior review and approval by the Corps on behalf of the United States. Design consideration has been given, with respect to subsequent interconnections and additional capacity, for future expansion to serve other industries locating in the Park, and the County, Company, and IDA agree that such "Excess Capacity" for Additional Users shall be as set forth above. All of the IDA Components will be in accordance with designs and specifications submitted by or on behalf of the IDA. All of the City Components will be in accordance with designs and specifications submitted by or on behalf of the City. All of the County Components will be in accordance with designs and specifications submitted by or on behalf of the County. All of the District Components will be in accordance with designs and specifications submitted by or on behalf of the District and approved by the County.

         (3) CONSTRUCTION. The County will utilize the County Engineer to oversee the construction of the Public Components. Except as hereinafter indicated, the County agrees, however, that it will employ the Company's designated general contractor ("COMPANY CONTRACTOR") for the Facility or another party to be designated by the Company to act as the construction manager for the County to oversee the actual construction of the Facility Components ("CONSTRUCTION MANAGER") by entering into a negotiated agreement with the Construction Manager without the County advertising and taking bids therefor. The County will authorize the Construction Manager to perform services which will include managing, coordinating, overseeing, and supervising the actual construction work for the Facility Components. Such agreement will be solely for the provision to the County of construction supervision, oversight, and coordination services, and the Construction Manager will only render professional services on behalf of the County and will not engage in the construction process on behalf of the County. The County will also employ a construction administrator to handle the administrative aspects of the construction of the Components ("CONSTRUCTION ADMINISTRATOR") which will manage and coordinate, pursuant to

Section 7(4), such public contracting and purchasing procedures (specifically including issuing requests-for-proposals and conducting bid evaluations, administering such public contracts with the various persons and entities performing construction work with respect to the Facility Components subject to the final approval and action by the County, preparing the payment and reimbursement requests from Impact Proceeds for filing with the Authority pursuant to Section 7(5) and conducting site inspections to the extent required to perform the foregoing administrative aspects of the construction). The administration costs, construction management expenses, and other similar costs of the Authority, County, Construction Administrator, the Construction Manager, and the County Engineer with respect to the Components shall be considered to be a cost of the Components which is payable from the Impact Proceeds. The Company, or its representatives or designees, shall have the right at all times to, and shall periodically, inspect the Facility Components during each phase of construction, and the Company may, but shall not be obligated to, advise the County of any work on the Facility Components which the Company determines is not in compliance with the contract documents and request the Country to reject such work. If the County so rejects any such work on the Facility Components at the request of the Company and, as a result of such rejection, a legal action is brought against the State, the MDECD, the Authority, the City, the IDA, and/or the County, the Company will indemnify, defend and pay any legal fees and judgment resulting from any litigation against the State, the MDECD, the Authority, the City, the IDA, and/or the County, as appropriate, in connection with any such legal action, provided the Company, as the real party in interest in any such litigation, is allowed to participate in the defense in any such action and, whether or not the Company so participates, the Public Owner does not voluntarily settle or consent to any settlement of any such claim without the prior written consent of the Company; provided further, however, that the decision not to allow the Company to participate the defense in any such action shall not be deemed to be, and shall not constitute, a waiver of any other indemnification rights to which the State, MDECD, the Authority, the City, the County, or the IDA may otherwise be legally entitled outside of the terms and provisions of this Agreement.

         (4) BIDDING. In order for the costs incurred under a particular contract or for a particular purchase for Facility Components to be reimbursable from Impact Proceeds, all contracts for construction work and all purchases of materials with respect to the Facility Components shall be made and entered into by the County in accordance with the purchasing procedures provided in this
Section 7(4) and otherwise consistent with, and necessary or desirable to implement, the applicable requirements of State law governing the competitive bid process required to be followed by public entities contracting and purchasing for public construction projects. However, any portions of the Water Supply System which are located in Yalobusha County and which, pursuant to Section 3(6), are not to be reimbursed from Impact Proceeds may be constructed directly by the Company without being subject to the competitive bid process required to be followed by public entities contracting and purchasing for public construction projects. Prior to the award of any such contract for the Facility Components or to the approval of any change order thereto, the Company shall be given the opportunity to advise the County that a bid submitted by an eligible bidder that is lower than all other bids received for such work is nevertheless not the best bid (based upon the Company's good faith determination) by providing the County with detailed calculations and a narrative summary showing that such bid should be rejected, all in accordance with Section 31-7-13(d) or that the proposed change order should be disapproved by providing the County with detailed calculations and a narrative summary showing that such change order should not be approved. The County shall, prior to the award of a contract with respect to such bid or the approval of such change order, review any such calculations and summary made by or on behalf of the Company with respect to such bid or change order and may, but shall not be obligated to, follow the advice, judgment, and recommendation of the Company in its decision whether to accept or reject such bid or disapprove such change order. Furthermore, the County agrees that it will not waive any breaches of, or events of default under, a contract for the Facility Components without first consulting with the Company and that it will consider any recommendations made by or on behalf of, and may, but shall not be obligated to, follow the advice and judgment of, the Company in its decision whether to waive a breach by the contractor or to declare a default under the contract. If the County follows the advice and recommendation of the Company and rejects the lowest bid, disapproves a change order or declares a default under or breach of a contract, the Company will indemnify, defend and pay any legal fees and judgment resulting in any litigation for any loss the State, the Authority, the MDECD, the IDA, the City, and/or the County, as appropriate, may incur as a result of the rejection of the low bid and the award of such job to another qualified bidder, the disapproval of a change order or the declaration of a default and the replacement of the contractor to complete the job, provided the Company, as the real party in interest in any such litigation, is allowed to participate in the defense in any such action and, whether or not the Company so participates, the Public Owner does not voluntarily settle or consent to any settlement of any such claim without the prior written consent of the Company; provided further, however, that the decision not to allow the Company to participate in the defense in any such action shall not be deemed to be, and shall not constitute, a waiver of any other indemnification rights to which the State, MDECD, the Authority, the City, the County, or the IDA may otherwise be legally entitled outside of the terms and provisions of this Agreement.

         (5) DISBURSEMENT OF IMPACT PROCEEDS. The grant of money from the Impact Proceeds for the Public Components and for the Facility Components will be made by the State, through the Authority, only to the County, by the County requesting the payment by the Authority of certain amounts from the Impact Proceeds on behalf of the County, IDA, District, and City for the County Components and the Facility Components, IDA Components, District Components and City Components. The transfer of title to, or the use of the Impact Proceeds by the County for, the City Components, the District Components and IDA Components on behalf of the City, the District, and the IDA, respectively, shall be the subject of separate interlocal agreements between the County and the City, the District, and the IDA. The County (acting for and on behalf of itself and the City, the District, and the IDA) and the Company shall submit to the Authority, for its consideration and approval, a budget for the Components. As bids for the Components are awarded by the County in accordance with applicable State law, the County (acting for and on behalf of itself and the City, the District, and the IDA) and the Company will update such budgets from time to time in order to reflect the contracts as actually awarded and any amendments thereto, and such budgets, as periodically updated, will be submitted to the Authority and will establish the amount of the Impact Proceeds which may be disbursed for the costs of the Components. Prior to and as a condition precedent to any such reimbursement or payment by the Authority out of Impact Proceeds of any of the costs of such Components, the County shall submit such a request for reimbursement on the Authority's standard requisition form used for such purposes and provided by the Authority. As part of each such requisition submitted, the County shall also cause to be prepared and provided to the Authority therewith both an engineer's certificate certifying completion of the Components, or the portion thereof to which such requisition relates, and a contractor's affidavit, waiver of liens, and indemnity agreement reflecting the proper payment of all indebtedness incurred for labor, materials, and/or other costs of such Components. The Authority shall also have the right to review or to have reviewed by a representative of the Authority and to make copies of or to require such other documentation or evidence of the cost of the Components, including but not limited to, copies of bills or invoices (accompanied by supporting documentation reflecting the amount and nature of the expenditures covered thereby), receipts, purchase orders, and contract documents. Each requisition for the Components shall be prepared by the Construction Administrator and must also be accompanied by a certificate executed by authorized representatives of both the Company and the County, certifying that the work or item for which payment or reimbursement is requested is, to the signatory's knowledge, satisfactory. Upon approval of the requisition by the Director of the Authority, the Director shall issue a requisition to the State Department of Finance and Administration, which shall then issue warrants payable by the State Treasurer in payment thereof. Payment will be made by or on behalf of the State within fourteen (14) business days after the submission of complete requisitions and certificates. Payments for the Components may be made to the Company, the County, the City, the District, the IDA, or contractors, as directed in the requisition.

         (6)      USE OF PROCEEDS.

                           (a) The Parties hereto acknowledge that the Company is in the process of expending funds for the Facility Components, the City Components (other than the fire protection system) and the IDA Components and will continue to expend funds for the Facility Components prior to the time contracts are awarded with respect to and, if applicable, prior to the time the Impact Proceeds are available for, the Facility Components, the City Components (other than the fire protection system) and the IDA Components. Such expenditures include, but are not limited to, (i) costs associated with Permits and Easements, engineering, bidding, and contracting for the Facility Components, the City Components (other than the fire protection system) and the IDA Components,
                                    (ii) any reimbursements made by the Company of the County's bid costs pursuant to
                                    Section 7(6)(b) and (iii) advances which the Company may make pursuant to Section 7(7)(b) to contractors under contracts awarded by the County for Facility Components on and after April 12, 1999 (the date of such award by the County), the City Components (other than the fire protection system) and the IDA Components prior to the availability of Impact Proceeds. When the Impact Proceeds become available, upon the submission of properly executed requisitions, the Company shall be reimbursed from such Impact Proceeds for such expenditures made with respect to such costs described in clauses
                                    (i), (ii) and

                                    (iii) above and incurred by the Company
                                    since September 18, 1996 in the amount of its costs for the Facility Components, the City Components (other than the fire protection system) and the IDA Components for which it is entitled to be reimbursed out of Impact Proceeds. Such Impact Proceeds shall be disbursed pursuant to the provisions set forth herein and shall not be required to be expended in any particular order.

                           (b) The Company agrees that, notwithstanding anything to the contrary in this Agreement, it will reimburse the County for any reasonable expenses incurred by the County in connection with the County's administration of the bidding process in the event that, for any reason, the Impact Proceeds are not made available by the State for Facility Components. Notwithstanding anything to the contrary in the foregoing
                                    Section 7(6)(a) or otherwise in this
                                    Agreement, the County shall not be
                                    responsible either for the payment to any contractor or for the reimbursement to the Company, whether from Impact Proceeds or otherwise, of any amounts due and/or paid to such contractor with respect to a Facility Component, for work performed by such contractor prior to April 12, 1999 (the date of the award of the contract by the County), and the Company shall be responsible for the payment to such contractor of any and all amounts due thereto for all work performed by such contractor prior to the date of the award of the contract by the County to such contractor, which payment by the Company to such contractor shall be deemed to be a contribution or donation toward the cost of the applicable Facility Component by the Company on behalf of the County.

                           (c) With respect to costs associated with the Components to be financed under the Impact Act, the Authority, the County, IDA, District, and/or the City, as appropriate, will structure those purchases as direct purchases by the Authority, the County, City, District, or IDA, as appropriate, so as to incur the least possible amount of contractors' tax under Section 27-65-21(1) and to take advantage of the exemptions from sales and/or use taxes available under
                                    Section 27-65-105(a) or 27-67-7(b), so long
                                    as such direct purchases do not result in any additional expense to the State, County, City, District, or IDA.

                           (d)      [Intentionally left blank.]

                           (e) To the extent otherwise permitted by the Impact Act and except as otherwise limited by Section 3(3) with respect to such costs incurred for the airport improvements described in Section 7(1)(c), the vocational facility described in Section 7(1)(e), and the fire protection system described in
                                    Section 7(1)(b)(iii), the Company
                                    acknowledges and consents that the
                                    reasonable costs incurred by the Authority and the Public Owners in connection with this Agreement and the construction and acquisition of the Public Infrastructure, including, but not limited to, attorneys, engineers, construction management, etc., are payable from the Impact Proceeds.

                           (f)      [Intentionally left blank.]

         (7)      SCHEDULING.

                           (a) The Parties acknowledge and agree that: (i) because of the construction schedule for the Project, prior to the date hereof, (A) the County has advertised for bids for certain of the Facility Components, (B) the County has accepted the bid of, and awarded the contract to, the contractor selected in accordance with Section 7(4) with respect to such Facility Component, with such acceptance and award contingent, among other things, upon the receipt by the County of the favorable opinion of the Attorney General of the State required by Section 4(1) and the execution and delivery of this Agreement and (C) the Company has executed contracts (including certain change orders thereto) with such contractors on terms which, among other things, contemplate the subsequent assumption by or transfer to the County of such contract; and (ii) upon (A) the receipt by the County of the opinion of the Attorney General referred to in clause (i)(B) above,
                                    (B) the execution of this Inducement
                                    Agreement and (C) the receipt by the County of a written commitment and credit support from the Company in the form and in the amount specified in paragraph 7(7)(b) below, the Company shall (1) transfer to the County and the County shall assume (whether by assignment, change order or execution of a new contract on the same terms and conditions as the existing contract with the Company, including all applicable change orders), all of the Company's rights, obligations and interest in and to the contracts for each such Facility Component with the current contractor therefor, provided that such transfer or assignment shall reflect, to the reasonable satisfaction of the County and the Company, the responsibility for the costs thereunder as between the County and the Company as set forth in Section 7(6) and (2) grant to the County the Construction Easements pursuant to Section 15(2)(a)(ii).

                           (b) The County and the Company agree that during the period commencing on April 12, 1999 (the date of the award by the County of the contracts for the Facility Components) and until the proceeds of the Impact Bonds are available, the Company shall advance funds on behalf of the County by making all payments due to the contractor under the contracts for the Facility Components. In order to support the foregoing commitment, the Company shall deliver to the County credit support in the form of a cash escrow account, drawable by the County upon the submittal to the escrow agent of properly completed requisition forms in accordance with the terms of the escrow agreement. Such escrow account shall be maintained at all times in an amount equal to the aggregate of the total contract price of each construction contract for the Facility Components, as of the date the County becomes a party to such construction contract, less any and all payments made to the contractor for the account of the County on and after the date the County becomes a party to such construction contract.

                           (c) Upon the transfer to and assumption by the County of the construction contract relating to a particular Facility Component pursuant to Section 7(7)(a)(ii), the Company shall assign and convey to the County all of its rights, obligations and interest in and to the work-in-progress or completed under such contract as of such date.

                           (d) The MDECD, Authority, County, City, and IDA agree that notwithstanding any other provisions of this agreement to the contrary, the Company shall have the option to withdraw, on or after the date of completion of a Facility Component under the construction contract relating thereto and on a component-by-component basis, any Facility Component from the list of Facility Components ("FORMER FACILITY COMPONENT"), if for any reason the Impact Bonds have not been issued or the Impact Proceeds have not been applied to such Facility Component in accordance with the terms of this Agreement. In the event the Company so withdraws a Facility Component from the list of Facility Components, (A) such Former Facility Component shall be owned by the Company, (B) the County or IDA, as applicable, shall assign and convey to the Company, or transfer to the Company all of its rights, obligations and interests in and to the contract relating to the construction of such Facility Component and all of its rights, obligations and interest in and to the work-in-progress or completed under the contracts for the Facility Components as of such date and any Construction Easements shall be terminated, (C) such Former Facility Component shall not be subject to any Use Agreement and (D) if and to the extent Impact Proceeds have been applied to such Facility Component, the Company shall reimburse to the State any such Impact Proceeds, and to the County, City or IDA, as appropriate, any other funds, expended with respect to such Facility Component. As used in this Agreement, the term "FACILITY" shall be deemed to include any Former Facility Component wholly funded and owned by the Company pursuant to this
                                    Section 7(7)(c).

Section 8.  [Intentionally left blank.]

Section 9.  [Intentionally left blank.]

Section 10.  [Intentionally left blank.]

Section 11. TAXES. Instead of seeking the Facility Exemption available from the County or the City for the Facility under Section 27-31-101 ET SEQ. thereof (excluding the Fee-in-Lieu under Section 27-31-104 thereof and except for the Facility Exemption as a Protective Exemption), the Company has agreed to pay a Fee-in-Lieu of Taxes to the County and the City pursuant to the terms and conditions of the Tax Contract.

Section 12.  OTHER TAX BENEFITS.

         (1) If the minimum of ten (10) net new full-time jobs requirement of
Section 57-73-21(2) is satisfied at the Facility and if approved by the State Tax Commission ("TAX COMMISSION"), the Company shall be entitled to an income tax credit of $2000 per net new full time job created at the Facility for a five
(5) year period (with such credit being applied in years two (2) through six
(6)), pursuant to Section 57-73-21. The credit taken in any one (1) tax year shall be limited to an amount not greater than fifty percent (50%) of the Company's State income tax liability which is attributable to income derived from operations in the State for that year.

         (2) To the extent lawfully available to the Company and if the Company is then in substantial compliance with its material obligations under this Agreement, the Company shall be permitted to take full advantage of, and the MDECD, City, and County agree that, upon receipt of a timely and complete application from the Company, if required by applicable statutes, each of them will approve and provide any additional tax exemptions and/or credits and other tax incentives hereafter provided by Mississippi law which may be provided by, or which are subject to the approval of, the MDECD, City, or County.

         (3) If any of the exemptions or credits described herein expire pursuant to statute, the Company shall be "grandfathered" into such exemptions or credits to the extent permissible under applicable law.

Section 13.  PUBLIC OWNERS UNDERTAKINGS RE: COMPONENTS.

         In consideration of the undertakings of the Company expressed above, the Public Owners agree, individually and collectively as indicated, as follows:

         (1) The City and County acknowledge that they are a "public agency" under Section 57-75-5(h) of the Impact Act and, pursuant to Section 57-75-19 of the Impact Act, approve and give their concurrence, to the extent required, as the affected county and municipality under Section 57-75-19 of the Impact Act, to the Project and the Public Infrastructure and the undertakings of the Authority, Company, and MDECD with respect thereto as expressed herein.

         (2) The County agrees to construct or cause to be constructed and to provide or cause to be provided to the Company for the Facility the various Facility Components pursuant to this Agreement and the Use Agreements.

         (3) The IDA agrees to accept the transfer of title to the Facility Components and the Public Easements on the Facility Component Sites from the County, subject to the Use Agreements with respect thereto, the Usage Easements on the Facility Component Sites retained by the Company, and Liens solely on the rights of the Company thereto (if any) in favor of the Lenders, and to accept the assignment of such Use Agreements and the Public Easements on the Facility Component Sites with respect thereto from the County, and the IDA agrees that such Facility Components shall be owned by it pursuant to Section 15(1) hereof, and the County and the IDA agree that the Facility Components shall be provided to the Company for the Facility in accordance with Section 15(5).

         (4) The Public Owners and the Company agree that they will be responsible for the operation and maintenance of the Components in accordance with Section 14 hereof and the Use Agreements, as applicable.

         (5) The City and County agree, upon the request of and at the expense of the Company, to the fullest extent permissible under Mississippi law (but not through the exercise of the powers of eminent domain or condemnation), to acquire any and all easements and/or rights-of-way within the "project area" necessary for the acquisition or construction of the Facility Components; to grant to the County and the IDA, respectively, any necessary easements, rights-of-way, permits, or licenses therein and thereon for the purpose of the construction by the County and the ownership by the County and the IDA of the Facility Components thereon and thereof; and, if it becomes necessary for such Facility Component related thereto to be constructed and/or owned by the Company pursuant to Sections 3(4) and/or 7(7), to grant or assign any transferable licenses and/or permits, as well as perpetual easements and/or rights-of-way, to the Company in any such permits, licenses, easements and/or rights of way so acquired under this Section 13(5) at their costs to the State, City or County. MDECD, Authority, County, City, and IDA agree that they will use their best efforts and take all reasonable measures necessary in order to cooperate with and assist the Company, County and the IDA, at the expense of the Company (including the payment of legal fees) and at no cost to the MDECD, Authority, County, City, and IDA, in obtaining from the State Department of Transportation and maintaining any and all permits, licenses, rights-of-way and easements which are necessary with respect to the County's construction and ownership, the IDA's ownership, and the Company's use and operation, of the Facility Components in order for the Public Facility Components to cross all State public road and highway rights-of-way which are part of the Facility Component Sites. Nothing contained in this Section 13(5) shall be construed to imply that the County, City, or IDA has any obligation to expend any funds for the purpose of obtaining or transferring any permits, licenses, rights-of-way and easements with respect to the Facility Components or the Facility Component Sites except from such funds as are available from Impact Proceeds. The Authority, County, and IDA agree, however, that the costs of obtaining and maintaining any and all such permits, licenses, rights-of-way and easements paid by the Company shall, during the construction of the Facility Components, be reimbursable to the Company out of Impact Proceeds.

         (6) The County acknowledges that the District is also a "public agency" under Section 57-75-5(h) of the Impact Act and, pursuant to Section 57-75-19 of the Impact Act, is an "affected public agency" whose concurrence is necessary for the expenditure of Impact Proceeds in the County and agrees that it will undertake to obtain and to provide to the MDECD and the Authority the written approval and concurrence thereof, to the extent required by law, to the Project and the Public Infrastructure and the undertakings of the Authority, the MDECD, the County, the IDA, and the Company with respect thereto as expressed herein.

         (7) The County agrees that it will, at the request and at the expense of the Company and at no cost to the County and at all times until transfer thereof to the IDA, maintain in full force and effect, any and all Public Easements necessary for the ownership and construction by the County of such Facility Component. Subsequent to the transfer of a Facility Component by the County to the IDA, the IDA agrees that it will, at the request and at the expense of the Company and at no cost to the

County and IDA, at all times during the term of the applicable Use Agreement, maintain, in full force and effect, any and all Public Easements necessary for the ownership by the IDA of such Facility Components.

Section 14.  COMPONENTS OPERATIONS AND MAINTENANCE.

                  The Company, Authority, and Public Owners acknowledge and agree that:

                           (a) the County will be responsible for the operation and maintenance, including the costs associated therewith, of the County Components referenced in Section 7(1)(c);

                           (b) the Company will be responsible for the operation and maintenance, including the costs associated therewith, of the Facility Components referenced in Section 7(1)(d), pursuant to the terms and provisions of each of the Use Agreements;

                           (c) the City will be responsible for the operation and maintenance, including the costs associated therewith, of the City Components referenced in Section 7(1)(b);

                           (d) the IDA shall be responsible for the operation and maintenance, including the costs associated therewith, of the IDA Components referenced in Section 7(1)(a); and

                           (e) the District shall be responsible for the operation and maintenance, including the costs associated therewith, of the District Components referenced in Section 7(1)(e).

Section 15.  OWNERSHIP, CONVEYANCE, REGULATORY APPROVALS, LIENS AND USE.

         (1)      OWNERSHIP.

                           (a) All of the various Components of the Public Infrastructure financed in whole or in part by the Impact Proceeds shall be owned by the Public Owners. The Facility Components and the Public Easements shall be owned by the County initially and shall then (subject to paragraph 2 below) be conveyed to the IDA; the County Components shall be owned by the

                                    County; the City Components shall be owned by the City; the District Components shall be owned by the District; and the IDA Components shall be owned by the IDA. Provided, however, that no part of the Public Infrastructure located outside the municipal limits of the City shall be owned by the City, and no part of the Public Infrastructure located outside the School District shall be owned by the School District. The various Components may be owned directly by such Public Owners or by another public entity formed thereby for such purposes.

                           (b) Upon the transfer of any ownership rights in the Facility Components and/or the Public Easements, any transferee thereof shall take such ownership rights subject to the applicable terms and provisions of this Agreement, the Use Agreements, the Usage Easements and any other encumbrances in the form of financing statements under the Mississippi Uniform Commercial Code and deeds of trust granting a security interest solely in the rights of the Company in the Facility Components, Facility Component Sites, and Usage Easements in favor of the Lenders filed in the appropriate filing offices of the County and State therefor in order to secure the repayment by the Company to the Lenders of any financing arrangements the Company enters into in connection with and for the Project (collectively "LIENS").

         (2)      CONVEYANCE.

                           (a) (i) The Company has obtained certain easements and rights-of-way with respect to the Facility Components Sites (collectively "EASEMENTS"), as well as certain licenses and permits with respect to the Facility Components Sites (collectively "PERMITS") as described in Exhibit "B" attached hereto and title to the Facility Site on which certain other Facility Components, or portions thereof, may, and the Facility will, be located, as described in Exhibit "C" attached hereto.

                                    (ii) Upon the last to occur of the events set forth in Section 7(7)(a)(ii)(A), (B) and
                                    (C) with respect to a Facility Component, the Company will grant to the County its rights under the Easements and Permits related to such Facility Component to construct, install and lay the Facility Component in or on such Facility Component Site obtained by the Company for such Facility Component ("CONSTRUCTION
                                    EASEMENTS"), which Construction Easements shall expire on the earlier to occur of the date on which the Public Easements are granted to the County pursuant to Section 15(1)(a)(iii) and the date, if any, on which such Facility Component becomes a Former Facility Component.

                                    (iii) So long as the Company has not
                                    exercised its option under Section 7(7), upon the last to occur of (A) the securing by the Company of all consents and approvals required to transfer all Permits and Easements, for a Facility Component and the related Facility Component Site to the County, (B) the awarding of all of the contracts by the County for the construction of such Facility Component and the County becoming a party thereto, (C) the County (or the Company on behalf of the County) having obtained all Regulatory Approvals required for the County to own and construct such Facility Component (other than non-discretionary Regulatory Approvals which are capable of being obtained in due course on or prior to the date on which they are required to so own or construct such Facility Component) and (D) the availability of Impact Proceeds for, and the application of such Impact Proceeds to, such Facility Component, any Construction Easements shall be terminated and, to the extent permitted under applicable law, the Company will partially assign to the County the right, title and interest in and to all such Easements and Permits in such Facility Component Site obtained by it for such Facility Component by transferring to the County both all of its rights under such Easements and Permits to own, construct, install, and lay the Facility

                                    Component in or on such Facility Component
                                    Site obtained by it for such Facility
                                    Component, and undivided, joint rights under such Easements and Permits to operate, use, maintain, alter, repair, replace, move, remove, improve, and reconstruct any Facility Component so owned, constructed, installed and laid by the Public Owner in the Facility Component Site pursuant to the Easements and Permits (collectively the "PUBLIC EASEMENTS"). The Company shall reserve from such transfer (1) except with respect to the Lateral Pipeline, a joint, undivided right to operate, use, maintain, alter, repair, replace, move, remove, improve, and reconstruct any Facility Component so owned, constructed, installed and laid in the Facility Component Site pursuant to the Easements and Permits in accordance with the terms and provisions of, and in order to implement the rights of the Company under, the Use Agreements and (2) with respect to the Lateral Pipeline, that portion (if any) of such Easements and Permits available to construct an additional gas pipeline (collectively the "USAGE EASEMENTS"). The County acknowledges, however, that certain of the Permits and Easements require prior approval for their transfer or assignment to the County. The Company agrees that it will administer the process of applying for and obtaining any such necessary Public Easements for and on behalf of the County, or approvals for the transfer or assignment thereof to the County, at the expense of the Company and at no cost to the County, and the County agrees that it will cooperate with and provide assistance to the Company in order to obtain or transfer any such necessary Public Easements on behalf of the County.

                           (b) The County shall, upon completion of construction of a Facility Component, transfer such Facility Component and the related Public Easements to the IDA; provided that if for any reason on or prior to the first date on which the Company first begins to use any Facility Component in accordance with the relevant Use Agreement,
                                    (i) the

                                    Company shall not have secured all of the necessary consents and approvals required to transfer all of the Public Easements to the IDA for its ownership and operation of such Facility Component and the Facility Component Site, or (ii) the IDA (or the Company on behalf of the IDA) shall not have obtained all of the Regulatory Approvals for the IDA required to own and operate such Facility Component (other than non-discretionary Regulatory Approvals which are capable of being obtained in due course on or prior to the date on which they are required to so own such Facility Component) then ownership of such Facility Component and the Public Easements on the Facility Component Sites shall remain in the County until all such Public Easements and Regulatory Approvals are obtained on behalf of the IDA. The IDA acknowledges, however, that certain of the Public Easements require prior approval for their transfer or assignment to the IDA. The Company agrees that it will administer the process of applying for and obtaining any such necessary approvals for the transfer or assignment thereof to the IDA, at the expense of the Company and at no cost to the County or IDA, and the County and IDA agree that they will cooperate with and provide assistance to the Company in order for the County to transfer any such necessary Public Easements to the IDA.

                           (c)      (i) The Company may, if the Company
                                    determines it to be advisable upon the
                                    proposed addition of any Additional Users to a Facility Component pursuant to Section 2.2 of the Use Agreements to decrease the risk of a Regulated Classification, assign its interests in all or any portion of the Usage Easements to an affiliate of the Company or, subject to the terms of the Use Agreements to any other Person.

                                    (ii) With respect to a Facility Component, upon the expiration of the term of the Use Agreement related thereto, the Company agrees that it will transfer, convey and assign to the then Public Owner all of its right, title and interest in and to the Usage Easements with respect to such Facility Component, which will result in the merger of all of the right, title and interest in and to the Usage Easements and the Public Easements with respect to such Facility Component and in the cancellation and termination of the Usage Easements relating to and of the Company's interest in such Facility Component.

                           (d) Title to the Facility Site on which the Facility will be located shall be held by the Company, but the County will be granted a perpetual easement by the Company on the portion of the Facility Site on which any Facility Components to be constructed by the County and to be owned by the County and IDA are located for construction thereof by the County and assignment thereof to the IDA. The County and the IDA shall pay no consideration for the granting of such easements on the Facility Site.

         (3)      REGULATORY APPROVALS.

                           (a) The Parties acknowledge and agree that certain approvals or permits may be required by federal, state or local governmental authorities ("REGULATORY APPROVALS") for the ownership, construction, operation and maintenance of the Facility Components by the County, the IDA and/or the Company. Each of the parties agrees that it will administer the process of applying for and obtaining any such necessary Regulatory Approvals for its own account(but at the expense of the Company); provided that each of the parties agrees that it will cooperate with and provide assistance to any other party to the extent reasonably necessary to enable such party to obtain any such Regulatory Approval.

                           (b) The County agrees that it will, at the request and at the expense of the Company, at all times until transfer of a Facility Component and the related Public Easements to the IDA, maintain in full force and effect all Regulatory Approvals necessary for the ownership and construction by the County of such Facility Component.

         (4) LIENS. Each of the State, MDECD, Authority, County and IDA covenant and agree not to intentionally create or to assume or suffer to exist a lien on, or with respect to, its respective interest in the Facility Components or Facility Component Sites other than the liens contemplated by the Use Agreements. Each of the State, MDECD, Authority, County, and IDA acknowledge that the Company has granted or will grant a lien on and to the extent of the Company's interest in the Facility Components, Usage Easements, and Facility Component Sites in favor of the Lenders pursuant to a deed of trust thereon.

         (5)      USE.

                           (a) The Parties acknowledge and agree that in order to provide for the long-term operation and maintenance of, for the long-term preservation of, and for the long-term protection of the value of the State' investment in, the Facility Components, and in order thus to promote and encourage the long-term, future economic development of the County, the making by the Authority to the County of that portion of the grant of the Impact Proceeds to be used for the acquisition of the Facility Components is subject to and contingent upon acceptance by the County and the IDA, and the County and the IDA hereby accept and agree, that the County and the IDA shall enter into the Use Agreements with the Authority with respect to the Facility Components, and which shall also be entered into by and between the Authority and the Company. The County agrees that the Facility Components financed with the Impact Proceeds shall be subject to such Use Agreements and that, upon the transfer by the County of a Facility Component to the IDA, it will specifically make such transfer subject to, and shall assign to the IDA, the relevant Use Agreement. The IDA acknowledges that the transfer by the County of title to the Facility Components to the IDA and its resulting ownership of the Facility Components shall be subject to, and the IDA agrees to accept such conveyance subject to and to accept assignment of, the relevant Use Agreement with respect to the Facility Components. The County and the IDA hereby expressly acknowledge, and agree with the Authority with respect to, the condition imposed above by the Authority on the receipt of the portion of the grant of the Impact Proceeds for the Facility Components, and the Authority, County, and IDA expressly agree that the expenditures to be made, pursuant to Section 14(b), by the Company on behalf of the County and the IDA for the operation and maintenance of the Facility Components, and other consideration, constitute a reasonable rate and charge under the Use Agreements for the use of the Facility Components by the Company.

                           (b) Each of the Authority, MDECD, County, City and IDA hereby agree to enter into, and to dedicate the use of the Facility Components up to the Facility Capacity to the Company pursuant to the terms of, the Use Agreements.

Section 16.  MISCELLANEOUS.

         (1) So long as such obligations do not result in any additional expense to the City and County, the City and County agree to use their best efforts to expedite all permitting and licensing required with respect to the Project.

         (2) The Company agrees to provide timely information with respect to designs and requirements to the Public Owners in order to enable the Public Owners to perform their respective obligations hereunder.

         (3) The Inducers commit and agree to use their best efforts to assist the Company in bringing the Project to fruition by cooperating with the efforts of the Company and by not taking any action which would hinder or constitute a detriment to the Company's efforts to bring the Project to fruition.

Section 17.  REMEDIES FOR FAILURE TO PERFORM.

         (1) GENERAL. Subject to Section 25, in the event any of the Inducers or the Company fail to meet any obligation set forth herein for any reason (subject to the Force Majeure conditions and provisions of Section 36), the Company or Inducers may proceed against such party, but only against that party, in such manner as it determines advisable, either at law or in equity, including, but not limited to, claims for specific performance.

         (2) INDUCERS FAILURE. The Company shall not be obligated to proceed with the construction of the Project by reason of the failure of one or more of the Inducers to fulfill any of its or their material obligations under this Agreement, and, in such an event, the Company shall not be liable for any costs or losses incurred by any other Inducer in its endeavor to fulfill its obligations under this Agreement. The Parties expressly acknowledge and agree that each of the Inducers is responsible for delivering only those Inducements for which such Inducer is expressly responsible under this Agreement and has no responsibility for the failure of any other Inducer to deliver the Inducements for which such other Inducer is responsible; provided, however, that each of the Inducers agrees that it will take no action to hinder another Inducer in the delivery of the Inducements for which such other Inducer is responsible or unreasonably fail to cooperate with another Inducer or the Company where such lack of cooperation would impede the ability of such other Inducer to deliver the Inducements for which such other Inducer is responsible.

         (3) MATERIAL OBLIGATIONS DEFINED. For purposes of this Section 17, the term "material obligations" shall mean the availability of the Impact Proceeds and the various responsibilities of the applicable Inducers regarding the Components under Sections 13, 14 and 15 hereof.

         (4) POST-COMMITMENT.

                           (a) PRE-IMPACT BOND ISSUANCE. If the Company cancels the Project before issuance by the State of the Impact Bonds, the Company agrees to reimburse the State, County, and City those actual, out-of-pocket costs associated with the preparation of this Agreement and the Impact Bonds (including attorneys' fees), which, after reasonable efforts, cannot be avoided or mitigated, and the Company's liability will be limited to such pre-issuance costs.

                           (b)      POST-IMPACT BOND ISSUANCE.

                                    (i)  PROJECT CANCELLATION.  If the Company
                                         cancels the Project after issuance by
                                         the State of the Impact Bonds but prior
                                         to completion and commencement of
                                         commercial operation of the Project,
                                         the Company agrees to reimburse the
                                         State an amount equal to the Impact
                                         Proceeds actually paid or owed for
                                         Public Infrastructure, any cost to the
                                         State to redeem the Impact Bonds (such
                                         as call premiums or penalties), and
                                         accrued
                                         interest on the Impact Bonds from the
                                         date of issuance to the date the Impact
                                         Bonds are redeemed and paid in full
                                         (net of any investment income earned by
                                         the State on the Impact Proceeds during
                                         such period); provided, however, that
                                         the State agrees that, in such an
                                         event, it will call the Impact Bonds
                                         for redemption at the first available
                                         call date therefor.

                                    (ii)  MINIMUM INVESTMENT.  The Company will,
                                          subject to the Force Majeure
                                          conditions and provisions of Section
                                          36, reimburse to the State the
                                          following amount if the Company fails
                                          to meet the following standards
                                          related to the Minimum Investment and
                                          the Authority demands such
                                          reimbursement:

                                            (A)   Within thirty (30) days after
                                                  the date which is one (1) year
                                                  after the earlier of the
                                                  Substantial Completion Date of
                                                  the Facility or thirty-six
                                                  (36) months following the date
                                                  of this Agreement, the Company
                                                  shall provide to the Authority
                                                  and the State Department of
                                                  Audit a written assertion
                                                  regarding the Company's
                                                  compliance with the Minimum
                                                  Investment requirement of
                                                  Section 57-75-5(f)(viii) of
                                                  the Impact Act and Section
                                                  6(1)(e) and (f) of this
                                                  Agreement ("ASSERTION").

                                            (B)   Within ninety (90) days after
                                                  the date of such Assertion,
                                                  the Company will, at its own
                                                  expense, cause to be prepared
                                                  and delivered to the Authority
                                                  and the State Department of
                                                  Audit a written report
                                                  regarding the Assertion
                                                  ("REPORT") prepared by
                                                  Accountants selected and
                                                  engaged by the Company and
                                                  acceptable to the Authority
                                                  and the State Department of
                                                  Audit to render such Report to
                                                  and on behalf of the

                                                  Authority, the County, the
                                                  City, and the County Tax
                                                  Assessor.

                                            (C)   The Report shall be rendered
                                                  in the form of a compliance
                                                  attestation prepared, as
                                                  applicable, in accordance with
                                                  generally accepted attestation
                                                  standards and/or generally
                                                  accepted auditing standards
                                                  ("STANDARDS") promulgated
                                                  by the Auditing Standards
                                                  Board of the American
                                                  Institute of Certified Public
                                                  Accountants, depending upon
                                                  which type of Report the
                                                  Accountants determine, in
                                                  their professional judgment
                                                  and opinion, to be most
                                                  appropriate under the
                                                  Standards to render with
                                                  respect to the Assertion,
                                                  which determination shall be
                                                  approved by the State
                                                  Department of Audit.

                                            (D)   The Report may be the result
                                                  of either a compliance
                                                  examination engagement or an
                                                  agreed-upon procedures
                                                  engagement, depending upon
                                                  which type of Report the
                                                  Accountants determine, in
                                                  their professional judgment
                                                  and opinion, to be most
                                                  appropriate under the
                                                  Standards to render with
                                                  respect to the Attestation.

                                            (E)   In the event that the
                                                  Accountants determine that,
                                                  under the Standards, the most
                                                  appropriate type of Report
                                                  would be based upon an
                                                  agreed-upon procedures
                                                  engagement, then the Authority
                                                  agrees, subject to the
                                                  concurrence of the State
                                                  Department of Audit, that it
                                                  will, in good faith, use
                                                  reasonable efforts to agree
                                                  with the Accountants upon the
                                                  procedures to be applied and
                                                  the findings to be reported by
                                                  the Accountants in order that
                                                  the Report can be timely filed
                                                  with the Authority and the
                                                  State Department of Audit.

                                            (F)   If such Report indicates that
                                                  there has not been an
                                                  aggregate amount of
                                                  expenditures by the Company
                                                  with respect to the Project of
                                                  at least the Minimum
                                                  Investment required by Section
                                                  57-75-5(f)(viii) of the Impact
                                                  Act and Section 6(1)(e) and
                                                  (f) of the Agreement, the
                                                  Company will pay to the State,
                                                  upon demand by the Authority,
                                                  an amount equal to the amount
                                                  of the Impact Proceeds
                                                  expended by the Authority with
                                                  respect to the Components, in
                                                  which case the County shall
                                                  convey to the Company all of
                                                  the County's right, title, and
                                                  interest in all of the
                                                  Facility Components financed
                                                  in whole or in part from the
                                                  Impact Proceeds which have
                                                  been so repaid by the Company
                                                  to the State. In addition, the
                                                  Company agrees to pay to the
                                                  State any cost to the State to
                                                  redeem the Impact Bonds (such
                                                  as call premiums or
                                                  penalties), and accrued
                                                  interest on the Impact Bonds
                                                  from the date of issuance to
                                                  the date the Impact Bonds are
                                                  redeemed and paid in full (net
                                                  of any investment income
                                                  earned by the State on the
                                                  Impact Proceeds during such
                                                  period); provided, however,
                                                  that the State agrees that, in
                                                  such an event, it will call
                                                  the Impact Bonds for
                                                  redemption at the first
                                                  available call date therefor.

                      (iii) FAILURE TO OPERATE/MAINTAIN. The Company also agrees that, if the Impact Proceeds are expended as set forth herein, the Company will reimburse the State the following amount if either (a) the Company fails to meet the requirements of Section 3(1) regarding the operation and maintenance of the Facility or
                                   (b) any person other than the Company
                                   succeeds to the rights of the Company with respect to the Facility and such person fails to agree to become a party (in place of the Company) to any of this Agreement, the Use Agreements and that certain Agreement, dated as of the date hereof, between the Company and Panola Partnership, Inc. to which the Company is then a party within ninety (90) days of written demand by the Authority on such person to become a party, and, in either case, the Authority demands such reimbursement:

                                            (A)   The Authority shall first give
                                                  the Company a written notice
                                                  of its good faith, reasonable
                                                  determination of the Company's
                                                  failure to meet the
                                                  requirements of Section 3(1).
                                                  Following receipt by the
                                                  Company of such written notice
                                                  from the Authority, the
                                                  Company shall have a period of
                                                  one hundred eighty (180) days
                                                  within which to cure any such
                                                  failure to the reasonable
                                                  satisfaction of the Authority.
                                                  Upon the Company's completion
                                                  of the actions designed to
                                                  cure such failure indicated by
                                                  the Authority, the Authority
                                                  shall promptly give to the
                                                  Company its written
                                                  determination that the Company
                                                  has cured such failure, which
                                                  determination shall not be
                                                  unreasonably withheld by the
                                                  Authority.

                                            (B)   In the event that the Company
                                                  fails to cure such failure
                                                  within such one hundred eighty
                                                  (180) day cure period, then
                                                  the Company will repay to the
                                                  State a proportionate amount
                                                  of the Impact Proceeds
                                                  expended by the Authority with
                                                  respect to the Facility
                                                  Components based upon the
                                                  ratio that the number of
                                                  months remaining in the term
                                                  of the Impact Bonds
                                                  (numerator) bears to the
                                                  original number of months in
                                                  the term of the Impact Bonds
                                                  (denominator), as well as any
                                                  cost to the State to redeem
                                                  such proportionate amount of
                                                  the Impact Bonds (such as call
                                                  premiums or penalties), and
                                                  accrued interest on
                                                  such proportionate amount of
                                                  the Impact Bonds from the date
                                                  of the repayment of such
                                                  proportionate amount of the
                                                  Impact Proceeds to the State
                                                  to the date such proportionate
                                                  part of the Impact Bonds are
                                                  redeemed and paid in full (net
                                                  of any investment income
                                                  earned by the State on such
                                                  proportionate part of the
                                                  Impact Proceeds during such
                                                  period); provided, however,
                                                  that the State agrees that, in
                                                  such an event, it will call
                                                  such proportionate part of the
                                                  Impact Bonds for redemption at
                                                  the first available call date
                                                  therefor.

                                            (C)   For example, if the Authority
                                                  expends Twenty-Two Million
                                                  Dollars ($22,000,000) of the
                                                  Impact Proceeds for Facility
                                                  Components and the Company
                                                  fails to satisfy the
                                                  requirements of Section 3(2)
                                                  whenever twelve (12) years
                                                  (144 months) remain in the
                                                  original twenty (20) year (240
                                                  months) term of the Impact
                                                  Bonds, the Company would be
                                                  obligated to repay Thirteen
                                                  Million Two Hundred Thousand
                                                  Dollars ($13,200,000) to the
                                                  State ($22,000,000 x 144/240
                                                  months = $13,200,000), plus
                                                  applicable interest and other
                                                  costs.

Section 18. WAIVERS. The Company, and only the Company, may waive any of the obligations of one or more of the Inducers set forth in this Agreement. No delay or omission to exercise any right or power by any Party shall be construed to be a waiver thereof. In the event any provision contained herein shall be waived by the Company, such waiver shall not be deemed to waive any other provision hereunder. To the extent that any Party's performance is subject to any regulatory or governing body approvals or requires approval by qualified electors under applicable law, that Party or those Parties shall have no obligation to perform and shall not be liable for nonperformance, unless and until such regulatory or governing body approves or authorizes such performance, or such approval of the qualified electors is obtained; provided, however, all Parties affected thereby shall use their best efforts to secure such approval or authorization.

Section 19.  [Intentionally left blank.]

Section 20.  [Intentionally left blank.]

Section 21.  [Intentionally left blank.]

Section 22. TIME IS OF THE ESSENCE. The Inducers acknowledge they have been informed by the Company that a delay in the completion of the Project will cost the Company substantial amounts of money and that, therefore, time is of the essence as to all terms and conditions of this Agreement. The provisions of this
Section 22 are subject to the Force Majeure conditions and provisions contained in Section 36.

Section 23. AMENDMENTS. Any amendments to this Agreement shall be in writing and signed by all Parties who are affected by such amendment or their respective successors and assigns.

Section 24. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Mississippi notwithstanding the fact that one or more of the parties to this Agreement may be or become a resident or a citizen of, or be or become domiciled in, a different state.

Section 25. MEDIATION. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if such dispute cannot be settled by the applicable Parties through negotiation, then the applicable Parties agree first to attempt, in good faith, to settle the dispute through mediation before resorting to litigation. A mediator and site for the mediation acceptable to all applicable Parties shall be chosen by them no later than 20 days following the date of receipt of the written request for mediation, failing in which the Parties agree that the American Arbitration Association shall, at the request of any of the applicable Parties, be utilized to select the mediator and the place for the mediation. If, by the 45th day following the date of receipt of the written request for mediation, no mediator has been selected, any applicable Party may proceed to file an action in the forum referenced below. If a mediator and the place for mediation has been selected by such 45th day, the mediation session shall be held and concluded not later than 90 days after selection of the mediator and site. If, following the earlier of the conclusion of the mediation, or the end of such 90 day period, any applicable Party is not satisfied with the results of such mediation, any party may proceed to file an action in the forum referenced below. Except as modified herein, the mediation shall be conducted pursuant to the Commercial Mediation Rules of the American Arbitration Association.

Section 26. FORUM SELECTION. To the extent permitted by law, venue for any legal action involving the City, County, IDA, or Company arising from this Agreement shall be in the court of the United States sitting in the Northern District of Mississippi.

Section 27. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

Section 28. HEADINGS. The use of captions and headings in this Agreement are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

Section 29. GENDER; NUMBER; DEFINED TERMS. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural. All capitalized words and phrases used herein which are not specifically otherwise defined herein but which are defined in the Use Agreement shall have the same meaning in this Agreement as in the Use Agreements.

Section 30. ENTIRE AGREEMENT. This Agreement, the Use Agreements, the Tax Contract, the Usage Easements, the Public Easements, and the easements granted to the County and IDA on the Facility Site constitute the essential terms of the agreement between the Company and the Inducers for the purposes stated herein, and no other offers, agreements, understandings, warranties, or representations exist between the Company and the Inducers. The Company shall not be required to enter into any agreements other than the additional agreements required hereunder or to pay amounts in excess of the amounts described herein pursuant to the such additional agreements contemplated herein.

Section 31. STATUTORY REFERENCES. Unless otherwise specifically indicated herein to the contrary, all references herein to statutory sections refer to the Mississippi Code Annotated of 1972, as amended.

Section 32. SEVERABILITY. If any clause, provision or section of this Agreement be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof, and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. Notwithstanding the above, the parties recognize that the obligation of the Company to proceed with the construction of the Project is dependent upon the fulfillment of each element of this Agreement by the Inducers. If, following the expenditure of the proceeds of the Impact Bonds as provided herein, the Company fails to proceed with the Project, the Company will reimburse the MDECD as provided in Section 17 herein.

Section 33.  ASSIGNABILITY.

This Agreement is assignable by the Company as collateral to the Lenders. The Company may not assign or transfer any of its rights or obligations under this Agreement (other than any collateral assignment to the Lenders or in connection with a transfer subject to Section 38(b)below) without the prior written consent of the Authority and County, which such consent shall not be unreasonably withheld.

Section 34. AUTHORITY. The Parties hereto recognize, acknowledge, and agree that the agreements contained herein have been the subject of arm's length negotiations between the Company and each of the Inducers, and each of the Inducers and the Company recognizes, acknowledges, represents, and warrants that, to the extent permissible under applicable law (as to which no representation or warranty is made or implied by the Inducers, except to the extent hereinafter indicated), the obligations set forth herein are the valid and legally and mutually binding reciprocal obligations of such Party, enforceable in a court of competent jurisdiction against such respective Party in accordance with the terms hereof, and, based upon the law of the State (as currently interpreted) that the doctrine of sovereign immunity does not bar actions for breach of contract brought against the State or its political subdivisions (including the County, City, and IDA), the doctrine of sovereign immunity is thus inapplicable to any contract action, contract liability, and contract remedies (specifically including, but not limited to, specific performance) pertaining to this Agreement. Each of the Inducers and each of the officers or officials thereof represents and warrants that the terms and provisions of this Agreement applicable to, and his or her execution of this Agreement in the name of and on behalf of, such Inducer has been authorized and approved, as required by law, by any and all necessary actions of the applicable Board of Aldermen, Board of Supervisors, board of directors, or other appropriate governing body of the Inducer and that such officer or official has been duly authorized by such Inducer to execute this Agreement on behalf of and in the name of such Inducer.

Section 35. NO PERSONAL LIABILITY. The Parties acknowledge and agree that in no event shall any individual, partner, member, shareholder, owner, officer, director, employee, affiliate, beneficiary, or elected or appointed public official of any Party be personally liable to another Party for any payments, obligations or performance due under this Agreement, or any breach or failure of performance of either Party hereunder and that the sole recourse for payment or performance of the obligations hereunder shall be against the Parties themselves and each of their respective assets and not against any other Person, except for such liability as may be expressly assumed by an assignee pursuant to an assignment of, or pursuant to, this Agreement in accordance with the terms hereof. ("PERSON" shall mean, solely for this Section 35, an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture, state or local government or any political subdivision or agency or instrumentality thereof, or any other entity of whatever nature.)

Section 36. FORCE MAJEURE. For purposes of this Agreement, "Force Majeure" is defined as something beyond a Party's reasonable control, including, but not limited to, acts of God, governmental acts (including delay or denial of necessary permits or approvals and whether or not within the power of the government or governmental agency, but excluding any delay or denial of a necessary permit or approval by a government or a governmental agency which is a Party where the Party claiming Force Majeure is also a government or a governmental agency), acts of the public enemy, terrorism, sabotage and civil disturbance, floods, landslides, earthquakes, fires, washouts, droughts, unusually severe weather (including, without limitation, lightning, hurricanes, tornadoes, and other storms), epidemics, quarantine, restrictions, strikes, labor slowdowns, labor troubles, freight embargoes, and breakdowns or damages to equipment and necessary facilities (including emergency outages of equipment or facilities used for making repairs to avoid breakdown, damage, or imminent danger and specifically excepting economic conditions or events or business decisions or judgment and failure to make any payment (collectively "FORCE MAJEURE"). A Party claiming Force Majeure shall promptly notify the other applicable Parties of the occurrence of the event of Force Majeure and shall exercise reasonable business efforts to remove the event of Force Majeure; provided, however, that nothing in this Section 36 shall require a Party to settle or resolve any labor dispute if it deems the settlement to be contrary to its best interests; provided further, however, that an event of Force Majeure shall not include the failure of the State, the County, the City or the IDA, to take any governmental act (including, without limitation, delay or denial of necessary permits or approvals and whether or not within the power thereof) by any of the State, the County, the City, or the IDA unless such failure is itself otherwise due to an event of Force Majeure.

Section 37. GENERAL INDEMNITY. Company agrees to indemnify, defend and hold harmless Inducers and each of their employees, officers, directors, trustees, agents, representatives and elected or appointed public officials of any Party from and against third party causes of action, legal or administrative proceedings, claims, demands, damages, liabilities, judgments, interest, attorney's fees, costs, and expenses of whatsoever kind or nature, arising out of or in connection with bodily injury or property damage to third parties (whether occurring before or after completion of the construction of the Facility and the Facility Components) to the extent caused by the negligent acts or omissions of the Company or its contractor or any subcontractor or their respective employees or agents or anyone else acting under their direction and control or on their behalf during the performance of the construction or operation of the Facility and the Facility Components or during any curative action under any guarantee or warranty, provided that the Company, as the real party in interest, is allowed to participate in the defense in any such action and whether or not the Company so participates, the Public Owner does not settle or consent to any settlement of any such claim without the prior written consent of the Company; provided further, however, that the decision not to allow the Company to participate in the defense in any such action shall not be deemed to be, and shall not constitute, a waiver of any other indemnification rights to which the Inducers may otherwise be legally entitled outside the terms and provisions of this Agreement. The indemnity provisions expressed in this Section 37 shall apply to the fullest extent permitted by law and shall in no manner amend, abridge, modify, or restrict any other obligation of Company expressed elsewhere in this Agreement.

Section 38.  BINDING EFFECT; TRANSFER.

                           (a) This Agreement (whether assigned by operation of law or otherwise as provided herein) shall be binding upon, and inure to the benefit of, both the Parties hereto and their respective successors and assigns. Without limiting the generality of the foregoing, the intention of the Parties is that this Agreement shall be binding upon any assignee, transferee or other successor to the assets of the Company or the Facility.

                           (b)     The Company may not transfer all or
                                   substantially all of its assets to another entity (whether by merger, consolidation or otherwise) without an express written assignment to, and assumption by, such entity of all of the Company's rights, title and interest to and obligations, liabilities and responsibilities under each of this Agreement, the Use Agreements and that certain Agreement, dated as of the date hereof, between the Company and Panola Partnership, Inc., without the prior written consent of the Authority and County, which consent shall not be unreasonably withheld.

Section 39.  PARTY IN INTEREST/OWNER OF FACILITY.

Notwithstanding any term or provision contained herein to the contrary, the party in interest (the obligor) under this Agreement and the Agreement dated as of the date hereof between Panola Partnership, Inc. and the Company shall at all times be the owner of the Facility irrespective of the method in which such entity(s) becomes owner(s) whether by assignment, sale, transfer, merger or otherwise. In the event that any provision contained in this Agreement is found to be in conflict with this Section 39, the terms and provisions of this Section 39 shall prevail, it being the intent of the parties hereto that this Section 39 shall supercede any provision contained herein to the contrary.

                                    EXECUTION

         IN WITNESS WHEREOF, the undersigned individuals, acting in their indicated official capacity, have executed this Agreement on behalf of and in the name of the Inducers and the Company on the dates set forth opposite their respective names, having first been duly authorized by such entities so to do.

                                                LSP Energy Limited Partnership

Date: August 12, 1999                          By:      LSP Energy, Inc.,

                                               General Partner


                                                By:     /s/ Frank E. Hardenbergh
                                                        ------------------------
                                                        Frank E. Hardenbergh
                                                Its:    Senior Vice President

                                                Panola County, Mississippi

                                               By:      Board of Supervisors

Date: August 12, 1999                          By:      /s/ Robert Avant
                                                        ------------------------
                                                        Robert Avant
                                                        President


Date: August 12, 1999                          By:      /s/ Sallie H. Fisher
                                                        ------------------------
                                                        Sallie H. Fisher
                                                        Clerk

                                               Industrial Development
                                               Authority of the Second
                                               Judicial District of Panola
                                               County, Mississippi

Date: August 12, 1999                          By:      /s/ Gary Kornegay
                                                        ------------------------
                                                        Gary Kornegay
                                                        Commissioner and
                                                        President

                                          City of Batesville, Mississippi

Date: August 12, 1999                          By:      /s/ Bobby Baker
                                                        ------------------------
                                                        Bobby Baker
                                                        Mayor


Date: August 12, 1999                                   /s/ Judy F. Savage
                                                        ------------------------
                                                        Judy F. Savage
                                                        City Clerk

(SEAL)

                                               Department of Economic and
                                               Community Development

Date: August 12, 1999                          By:      /s/ James B. Heidel
                                                        ------------------------
                                                        James B. Heidel
                                                        Executive Director


                                               Mississippi Major Economic Impact
                                               Authority

Date: August 12, 1999                          By:      /s/ James B. Heidel
                                                        ------------------------
                                                        James B. Heidel
                                                        Director

                                    EXHIBIT A

                             FORM OF USE AGREEMENTS

EXHIBIT A-1: FORM OF INFRASTRUCTURE USE AGREEMENT
             (WATER SUPPLY SYSTEM AND WATER DISPOSAL SYSTEM)

EXHIBIT A-2: FORM OF GAS TRANSPORTATION AGREEMENT
             (LATERAL PIPELINE)

                                    EXHIBIT B

                        SCHEDULE OF EASEMENTS AND PERMITS
                          FOR FACILITY COMPONENT SITES

                                    EXHIBIT C

                          DESCRIPTION OF FACILITY SITE